DEAN HELLER
               Secretary of State
               206 Nor4h Carson Street
               Carson City; Nevada 891014209
               (778) 684 5708
               Website: secretaryofstate.biz

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     Certificate to Accompany
         Restated Articles
         (PURSUANT TO NRS)
-------------------------------------



          This Form Is to Accompanv Restated Articles of Incorporation
          ------------------------------------------------------------
           (Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)

(This   form  is  also  to  be  used  to   accompany   Restated   Articles   for
Limited-Liability    Companies,    Certificates    of    Limited    Partnership,
Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:___ASPEN RACING STABLES_____________________________________

2. The articles  are being |_|  Restated or X Amended and  Restated  (check only
one).  Please  entitle  your  attached  articles   "Restated"  or  "Amended  and
Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

|_| No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on_________. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

[X]  The entity name has been amended,

|_| The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

|_|  The purpose of the entity has been amended.

[X]  The authorized shares have been amended.

|_|  The directors, managers or general partners have been amended.

|_|  IRS tax language has been added.

[X]  Articles have been added.

|_|  Articles have been deleted.

|_| Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

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* This form is to accompany  Restated  Articles  which  contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates,

IMPORTANT: Failure to Include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

                                      Nevada Secretary of State AM RESTATED 2068
                                                            Revised on; 10-21-05

               DEAN HELLER
               Secretary of State
               206 Nor4h Carson Street
               Carson City; Nevada 891014209
               (778) 684 5708
               Website: secretaryofstate.biz

-------------------------------------
      Articles of Incorporation
        (PURSUANT TO NRS 78)
-------------------------------------


Important: Read attached instructions before completing form.
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     Aspen Racing Stables
     The Corporation Trust Company of Nevada
     6100 NeilRoad , Suite 500
     Reno , NEVADA 89511
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Number of shares will par value.

     110,000,000 shares
     $0.01 par value
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Names & Addresses, of Board of Directors/Trustees:

     Dwight McLellan
     #8, 11 Scarpe Dr. SW
     Calgary, AB  T2T 6K9

     Trixy Walt
     243 Cranfield Green SE
     Calgary, AB  T3m IC4

Signature of Incorporator

     Dwight McLellan
     #8, 11 Scarpe Dr. SW
     Calgary, AB  T2T 6K9


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I hereby accept appointment as Resident Agent for the above named corporation.


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Authorized Signature of R.A. or On Behalf of R.A. Company Date




This form must be accompanied by appropriate fees. See attached fee schedule.
                                               Nevada Secretary of State Form 78



ARTICLES, 2003 Revised on: 11/21/03

(PROFIT) ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF FILE Number Aspen Racing Stables

                              (Name of Corporation)

FOR THE Filing PERIOD OF________________________TO___________________________



The Corporation's duty appointed-resident agent in the State of Nevada upon whom process can.be served:


The Corporation Trust Company of Nevada
6100 Neil Road,
Suite 500,
Reno, Nevada 89511




[ ] CHECK BOX IF YOU REQURE A FORM TO UPDATE YOUR RESIDENT AGENT INFORMATION
----------------------------------------------------------------------------
Important: Read Instructions before completing and returning this form.



1. Print or type names and addresses either residence or business for all officers and directors. A President, Secretary, Treasure, or equivalent of and all Directors must be named. Have an officer sign the form. Form will be returned if unsigned.
2.   If there are additional directors attach a list of them to this form.
3. Return the completed form with the filing fee. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year..
4. Make your check payable to the Secretary of State. Your cancelled check will consititute a certificate to transact business per NRS 78.166. To receive a certified copy, enclose an additional $30.00 and appropriate Instructions.
5 Return t he completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 89701-4201, (776) 684-5708 6 .Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

CHECK ONLY IF APPLICABLE:
-------------------------

[X] This corporation is a publicly traded corporation. The central Index Key number is ___________________________

[ ] This publicly traded oorporation is not required to have a Central Index Key number.

 -------------------------------------------------------------------------------
  NAME                                      TITLE(s)
     Dwight McLellan                              PRESIDENT (OR EQUIVALENT OF)
     #8, 11 Scarpe Dr. SW
     Calgary, AB  T2T 6K9

 -------------------------------------------------------------------------------
  NAME                                      TITLE(s)
     Trixy Walt                                   SECRETARY (OR EQUIVALENT OF)
     243 Cranfield Green SE
     Calgary, AB  T3m IC4

  ------------------------------------------------------------------------------
 NAME                                      TITLE(s)
     Trixy Walt                                   TREASURER (OR EQUIVALENT OF)
     243 Cranfield Green SE
     Calgary, AB  T3m IC4

  ------------------------------------------------------------------------------
 NAME                                      TITLE(s)
     Trixy Walt                                   DIRECTOR
     243 Cranfield Green SE
     Calgary, AB  T3m IC4
 -------------------------------------------------------------------------------
I I declare to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuiant to NRS 239.330, it is a category C felony to knowingly offer any false or forged Instrument for filing in the Office of the Secretary of State.


X Signature of Officer  /s/ Dwight McLellan
                        -------------------
Title                   President
Date                    Date 03/04/06

                          Nevada Secretary of State Form ANNUAL LIST-PROFIT 2003
                                                            Revised on: 11-12-03

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              ASPEN RACING STABLES

     The undersigned President of Aspen Racing Stables, a Nevada corporation, has hereby executed these Restated Articles of Incorporation of the Company, pursuant to the requirements of NRS 78.403. These Restated Articles of Incorporation were approved by the Board of Directors and by a written consent of the holders of 100% of the outstanding shares of common stock.

                                  ARTICLE ONE

     The amended name of the Corporation is Aspen Racing Stables, Inc.

                                  ARTICLE TWO

     The address of the Corporation's principal office in the State of Nevada is 6100 Neil Road, Suite 500, Reno Nevada 89511, and the name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE FOUR

     The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one hundred million (100,000,000) shares of Common Stock of the par value of ($.001) each, and ten million (10,000,000) shares of Preferred Stock of the par value of ($.001) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

     1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series;
(e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation;
(j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

     All shares of the Common stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

     All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

     2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of
Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

     3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation;
(c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation In the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

                                 ARTICLE SEVEN

     1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

     2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one nor more than fifteen persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either
(i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 90 days in advance of the date in which the next previous annual meeting of stockholders was held.

     4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

     5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

     6. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66?% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State

                                 ARTICLE EIGHT

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66?% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

                                  ARTICLE NINE

     No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

                                  ARTICLE TEN

     The Corporation shall have the power to indemnify its present or former Directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted by the General Corporation Law of Nevada. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any bylaws, agreements, vote of stockholders or disinterested Directors, or otherwise.

                                 ARTICLE ELEVEN

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under the Act, or, (iv) for any transaction from which the Director derived an improper personal benefit.

     Dated: October 20, 2006

                                                 ASPEN RACING STABLES



                                                  By: /s/Dwight McLellan
                                                      --------------------------
                                                      Dwight McLellan, President